EXHIBIT 23.1
                                                       TO REGISTRATION STATEMENT



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Leucadia National Corporation and Leucadia National Corporation - Arizona of our report dated February 28, 2002 relating to the financial statements and financial statement schedules, which appears in the Annual Report to Shareholders of Leucadia National Corporation, which is incorporated in this Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 5, 2002